PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

(a) 50,000,000 authorized but unissued shares of Prudential QMA International Equity Fund Class A Common Stock, 10,000,000 authorized but unissued shares of Prudential QMA International Equity Fund Class B Common Stock, 50,000,000 authorized but unissued shares of Prudential QMA International Equity Fund Class C Common Stock and 70,000,000 authorized but unissued shares of Prudential QMA International Equity Fund Class Z Common Stock as 180,000,000 shares of Prudential QMA International Equity Fund Class Q Common Stock (the “QMA Class Q Common Stock”); and

(b) 50,000,000 authorized but unissued shares of Prudential Jennison Global Infrastructure Fund Class A Common Stock and 75,000,000 authorized but unissued shares of Prudential Jennison Global Infrastructure Fund Class Z Common Stock as 125,000,000 shares of Prudential Jennison Global Infrastructure Fund Class Q Common Stock (the “Infrastructure Class Q Common Stock”).

Each of the shares of QMA Class Q Common Stock and the Infrastructure Class Q Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of a new class of the applicable series of common stock, $0.01 par value per share, as set forth in the Charter.

SECOND: Prior to the classification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Prudential QMA International Equity Fund

Class A Common Stock 445,000,000

Class B Common Stock 15,000,000

Class C Common Stock 150,000,000

Class Z Common Stock 250,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 150,000,000

Class C Common Stock 125,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 200,000,000

Class C Common Stock 200,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 200,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 200,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Emerging Markets Fund

Class A Common Stock 250,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

THIRD: As classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, classified and designated as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Prudential QMA International Equity Fund

Class A Common Stock 395,000,000

Class B Common Stock 5,000,000

Class C Common Stock 100,000,000

Class Q Common Stock 180,000,000

Class Z Common Stock 180,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 150,000,000

Class C Common Stock 125,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 200,000,000

Class C Common Stock 200,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 200,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 150,000,000

Class C Common Stock 100,000,000

Class Q Common Stock 125,000,000

Class Z Common Stock 150,000,000

Prudential Jennison Emerging Markets Fund

Class A Common Stock 250,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 10th day of October, 2016.

ATTEST:	PRUDENTIAL WORLD FUND, INC.
/s/ Jonathan D. Shain	By: /s/ Scott E. Benjamin
Name: Jonathan D. Shain	Name: Scott E. Benjamin
Assistant Secretary	Vice President